Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                               Kenneth H. Shubin Stein, MD, CFA
                                                1995 Broadway, Suite 1801
                                                New York, NY 10023


Date of Event Requiring Statement:              10/29/07
Issuer and Ticker Symbol:                       Celebrate Express, Inc. (BDAY)
Relationship to Issuer:                         Director
Designated Filer:                               Spencer Capital Management, LLC


TABLE I INFORMATION

Title of Security:                              Common Stock
Transaction Date                                10/29/07
Transaction Code                                P
Amount of Securities and Price                  3,300 at $9.11 per share
Securities Acquired (A) or Disposed of (D)      A
Amount of Securities Beneficially Owned
     Following Reported Transactions            1,494,497
Ownership Form:                                 I
Nature of Indirect Beneficial Ownership:        (1)


Title of Security:                              Common Stock
Transaction Date                                n/a
Transaction Code                                n/a
Amount of Securities and Price                  n/a
Securities Acquired (A) or Disposed of (D)      n/a
Amount of Securities Beneficially Owned
     Following Reported Transactions            2,208
Ownership Form:                                 D
Nature of Indirect Beneficial Ownership:        n/a